UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 21, 2014

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 21, 2014, Stein Mart, Inc. (the “Company”) appointed Brently Baxter to serve as the Company’s Senior Vice President, Controller.

Mr. Baxter, age 48, previously served as the Vice President, Accounting and Treasury and Controller at PetSmart, Inc. from 2006 to 2013. Mr. Baxter was employed by Cracker Barrel Old Country Store, Inc. from 2003 to 2006 where he served as Vice President, Controller. Mr. Baxter is a Certified Public Accountant with 14 years of public accounting experience with KPMG LLP, where he held the position of Senior Manager before joining Cracker Barrel Old Country Store, Inc. in 2003. He received a Bachelor of Science in Business Administration and a Masters in Accountancy from the University of Tennessee.

Mr. Baxter will earn an annual base salary of $260,000 with a car allowance of $3,300 per quarter. In addition, Mr. Baxter will receive a reporting bonus of $60,000 and a restricted stock grant valued at $78,000, with vesting to occur 1/3 after three years, 1/3 after four years and 1/3 after five years. Mr. Baxter will participate in the Company’s annual incentive (bonus) plan, long-term incentive plan and other benefit programs the same as other executives at his level. His annual incentive at target performance will be 30% of base salary and his long-term incentive at target performance will be 90% of base salary.

There are no arrangements between Mr. Baxter and any other person pursuant to which Mr. Baxter was appointed to serve as an officer, nor are there any family relationships between Mr. Baxter and any of the Company’s directors or officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC. (Registrant)

Date: April 21, 2014	By:	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer